                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section240.14a-11(c) or
         Section240.14a-12

                           NETWORK EQUIPMENT TECHNOLOGIES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11.
     (1) Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
         -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         -----------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
         -----------------------------------------------------------------------
     (5) Total fee paid:
         -----------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
         -----------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
         -----------------------------------------------------------------------
     (3) Filing Party:
         -----------------------------------------------------------------------
     (4) Date Filed:
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
                               NETWORK EQUIPMENT
                                  TECHNOLOGIES

                               800 SAGINAW DRIVE
                         REDWOOD CITY, CALIFORNIA 94063

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                AUGUST 12, 1997

TO THE STOCKHOLDERS:

    NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Network Equipment Technologies, Inc. (the "Company"), a Delaware corporation, will be held on Tuesday, August 12, 1997, at 10:00 a.m., local time, at the principal offices of the Company, 800 Saginaw Drive, Redwood City, California, for the following purposes:

    1. To elect Joseph J. Francesconi and Walter J. Gill as Class I Directors to serve for the term specified in the accompanying Proxy Statement and until their successors are elected and qualified.

    2. To approve amendments to the Company's 1993 Stock Option Plan (the "Option Plan") to increase the number of shares available for issuance thereunder by 2,000,000 and to reflect changes to the stockholder approval requirements of Securities and Exchange Commission Rule 16b-3.

    3. To ratify the appointment of Deloitte & Touche LLP as independent public accountants of the Company for the fiscal year ending March 31, 1998.

    4. To transact such other business as may properly come before the meeting or any adjournment thereof.

    The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

    Only stockholders of record at the close of business on June 13, 1997 are entitled to notice of and to vote at the meeting and at any continuation or adjournment thereof.

                                          By order of the Board of Directors,

                                          /s/ Craig M. Gentner

                                          CRAIG M. GENTNER

                                          Secretary

Redwood City, California
June 23, 1997

    ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. HOWEVER, TO ENSURE YOUR REPRESENTATION AT THE MEETING, YOU ARE URGED TO VOTE, SIGN, AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN THE POSTAGE-PREPAID ENVELOPE ENCLOSED FOR THAT PURPOSE.

                               NETWORK EQUIPMENT
                                  TECHNOLOGIES

                               800 SAGINAW DRIVE
                         REDWOOD CITY, CALIFORNIA 94063

                                PROXY STATEMENT
                     FOR THE ANNUAL MEETING OF STOCKHOLDERS
                                   TO BE HELD
                                AUGUST 12, 1997

    The enclosed proxy is solicited by the Board of Directors of Network Equipment Technologies, Inc. (the "Company"), a Delaware corporation, for use at the Annual Meeting of Stockholders to be held at 10:00 a.m. on August 12, 1997, and at any postponement or adjournment thereof (the "Annual Meeting") at the principal offices of the Company located at 800 Saginaw Drive, Redwood City, California 94063. Stockholders of record on June 13, 1997 will be entitled to notice of and to vote at the Annual Meeting.

    The Company intends to mail this Proxy Statement and accompanying proxy card (the "Proxy"), together with the Annual Report to stockholders, on approximately June 23, 1997. On June 13, 1997, there were outstanding and entitled to vote 21,073,858 shares of Common Stock of the Company ("Common Stock").

VOTING

    By properly marking, dating, signing and returning the enclosed proxy card, the shares represented on the card will be voted at the Annual Meeting in accordance with the instructions of the stockholder. Each stockholder is entitled to one (1) vote for each share of Common Stock held by such stockholder. All votes will be tabulated by the inspector of election appointed for the Annual Meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions and broker non-votes will be counted in determining whether a quorum is present at the Annual Meeting. In addition, abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes, whereas broker non-votes will not be counted for purposes of determining whether a proposal has been approved or not.

    Any person giving a proxy has the power to revoke it at any time before its exercise at the Annual Meeting by delivering to the Secretary of the Company at 800 Saginaw Drive, Redwood City, California 94063, a written revocation or a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person.

SOLICITATION

    The Company will bear the entire cost of solicitation, including the preparation, assembly, printing and mailing of this Proxy and any additional soliciting materials furnished to stockholders. The Company does not presently intend to solicit proxies other than by mail. The Company reserves the right to have an outside solicitor conduct the solicitation of proxies and to pay such solicitor for its services.

--------------------------------------------------------------------------------

                     PROPOSAL NO. 1 - ELECTION OF DIRECTORS

--------------------------------------------------------------------------------

ELECTION OF DIRECTORS

    The Certificate of Incorporation of the Company provides for a classified Board of Directors. The Board is divided into three classes, designated as Class I, Class II and Class III, whose respective current terms expire at the 1997, 1998, and 1999 Annual Meetings of Stockholders. The terms of Messrs. Doll and Wolf as Class II Directors, and Mr. Dutton as a Class III Director, continue beyond this Annual Meeting. The Bylaws of the Company authorize the Board to consist of between five and eight Directors, and authorize the Board to determine the exact number of Directors within the specified limits. The number of Directors is currently set at five.

    The nominees for Class I Directors are Messrs. Francesconi and Gill. They have agreed to serve if elected, and management has no reason to believe that Messrs. Francesconi and Gill will be unable to serve. Unless otherwise instructed, the proxy holders will vote the proxies received by them for Messrs. Francesconi and Gill. The candidates receiving the highest number of affirmative votes of the shares entitled to vote at the Annual Meeting will be elected Class I Directors of the Company. The recipients of the highest number of votes will hold office until the Annual Meeting of Stockholders in the year 2000 and until a successor, if any, is elected or appointed, or until death, resignation or removal.

DIRECTORS

    Set forth below is information regarding the Directors of the Company, including nominees for Director, Messrs. Francesconi and Gill.

                                                   CLASS AND
                                      DIRECTOR     YEAR TERM
NAME OF NOMINEE                 AGE    SINCE        EXPIRES
------------------------------  ---   --------   --------------
Joseph J. Francesconi.........  54      1994     Class I-2000
Walter J. Gill................  62      1991     Class I-2000


NAME OF INCUMBENT               AGE    SINCE        EXPIRES
------------------------------  ---   --------   --------------
Dixon R. Doll.................  54      1984     Class II-1998
James K. Dutton...............  64      1995     Class III-1999
Hans A. Wolf..................  68      1992     Class II-1998

    Dixon R. Doll has been a Director of the Company since April 1984. In December 1996, he founded Doll Capital Management, a private venture capital firm that invests in entrepreneurial companies in the information technology and communications markets, where he serves as Managing General Partner. From September 1994 to December 1996, Dr. Doll was actively engaged in venture capital activities as a private investor. From September 1985 to September 1994, Dr. Doll was a partner of Accel Partners, a private venture capital firm. Dr. Doll holds a Bachelor of Science degree in electrical engineering from Kansas State University and Master of Science and Ph.D. degrees in electrical engineering from the University of Michigan. Dr. Doll is also a Director of Racotek, a public company, and several private companies.

    James K. Dutton has been a Director of the Company since October 1995. He is currently a consultant and private investor and a Director of Caere Corporation and ECCS, Inc., each a public company. From 1981 to 1994, Mr. Dutton was a consultant to and President of Andor America Corporation. He was a Director at System Industries, Inc. from 1985 to 1993, and served as Chairman of its Board from 1992 to 1993.

    Joseph J. Francesconi has served as a Director and as President and Chief Executive Officer since joining the Company in March 1994. From 1977 until he joined the Company, Mr. Francesconi served in a number of management capacities at Amdahl Corporation, a leading mainframe manufacturer, most recently as Executive Vice President. Prior to joining Amdahl Corporation, Mr. Francesconi spent 12 years with IBM Corporation.

    Walter J. Gill, a founder of the Company, has most recently served as a Director since January 1991. From 1983 until October 1994 when he retired from his full-time management position, he served as Vice President and Chief Technology Officer. He has also held several senior management positions within the Company, including Vice President and General Manager, Private Network Division, Chief Technical Officer from April 1987 to February 1988, and Vice President, Engineering from July 1983 until April 1987.

    Hans A. Wolf has served as a Director of the Company since August 1992. Mr. Wolf retired on December 31, 1992 as Vice Chairman of the Board of Syntex Corporation, a worldwide pharmaceutical company, and he retired from the Syntex Board of Directors in December 1993. He headed several of Syntex's business units and served as Chief Administrative Officer from 1975 until his retirement. Previously, Mr. Wolf spent 20 years at Texas Instruments where he held a number of positions, including Vice President and Treasurer. Mr. Wolf is also a Director of Hyal Pharmaceutical Corporation and Hyal Pharmaceutical Australia Ltd., and is Chairman of the Board of Tab Products Co., Inc., all of which are public companies.

STOCK OWNERSHIP OF FIVE PERCENT STOCKHOLDERS, DIRECTORS, AND CORPORATE OFFICERS

    The following table sets forth certain information, as of May 30, 1997 (except as otherwise noted), regarding ownership of the Company's Common Stock by (i) each person known by the Company to be the beneficial owner of five percent (5%) or more of the Company's Common Stock, (ii) each Director and nominee, (iii) each Executive Officer ("Corporate Officer") named in the Summary Compensation Table, and (iv) all Corporate Officers and Directors as a group. Unless otherwise indicated, each of the stockholders has sole voting and investment power with respect to the shares beneficially owned, subject to community property laws where applicable.

                       FIVE PERCENT (5%) STOCKHOLDERS,                                      APPROXIMATE
                         DIRECTORS, NAMED CORPORATE                                        PERCENTAGE OF
                         OFFICERS, AND ALL DIRECTORS                           NUMBER OF    OUTSTANDING
                      AND CORPORATE OFFICERS AS A GROUP                          SHARES        SHARES
-----------------------------------------------------------------------------  ----------  --------------
Kopp Investment Advisors, Inc. (1)...........................................   3,992,455       19.08%
6600 France Avenue South #672
Edina, MN 55435

State of Wisconsin Investment Board (1)......................................   1,908,200        9.12%
121 East Wilson Street
Madison, WI 53702

Lazard Freres Asset Management (1)...........................................   1,279,090        6.11%
30 Rockefeller Plaza
New York, NY 10020

RCM Capital Management (1)...................................................   1,106,750        5.29%
Four Embarcadero Center
San Francisco, CA 94111

Dixon R. Doll (2)............................................................     157,125           *

James K. Dutton (3)..........................................................      11,739           *

Samuel H. Ezekiel (4)........................................................       5,000           *

                       FIVE PERCENT (5%) STOCKHOLDERS,                                      APPROXIMATE
                         DIRECTORS, NAMED CORPORATE                                        PERCENTAGE OF
                         OFFICERS, AND ALL DIRECTORS                           NUMBER OF    OUTSTANDING
                      AND CORPORATE OFFICERS AS A GROUP                          SHARES        SHARES
-----------------------------------------------------------------------------  ----------  --------------
Joseph J. Francesconi (5)....................................................     198,125           *

Craig M. Gentner (6).........................................................      18,000           *

Walter J. Gill (7)...........................................................      85,000           *

Raymond E. Peverell (8)......................................................      40,833           *

G. Michael Schumacher (9)....................................................         788           *

Hans A. Wolf (10)............................................................      39,495           *

All Corporate Officers and Directors as a group
(thirteen persons) (11)......................................................     680,930        3.23%

---------

 * Represents less than 1% of the outstanding shares

 (1) This information is acquired from publicly available information filed with the Securities and Exchange Commission as of March 31, 1997. The Company has been advised that: Kopp Investment Advisors, Inc. has sole voting and investment power with respect to 244,500 of the shares, and no voting power or economic ownership with respect to 3,747,955 of the shares shown opposite its name; State of Wisconsin Investment Board has sole voting and investment power with respect to all of the shares shown opposite its name; Lazard Freres Asset Management has sole voting and investment power with respect to 1,271,690 of the shares, and no investment power with respect to 7,400 of the shares shown opposite its name; RCM Capital Management has sole voting and investment power with respect to 954,750 of the shares, and no investment power with respect to 152,000 of the shares shown opposite its name. The Company has not independently verified the accuracy of this information.

 (2) Includes the following shares as to which Dr. Doll disclaims beneficial ownership: 200 shares owned by a son and 4,800 shares owned by International Synergies, Ltd., a corporation in which Dr. Doll has a beneficial interest. Includes 70,328 shares issuable within 60 days of May 30, 1997, upon exercise of outstanding options.

 (3) Includes 7,739 shares issuable within 60 days of May 30, 1997, upon exercise of outstanding options.

 (4) Includes zero shares issuable within 60 days of May 30, 1997, upon exercise of outstanding options.

 (5) Includes 178,125 shares issuable within 60 days of May 30, 1997, upon exercise of outstanding options.

 (6) Includes 10,000 shares issuable within 60 days of May 30, 1997, upon exercise of outstanding options.

 (7) Includes 10,000 shares issuable within 60 days of May 30, 1997, upon exercise of outstanding options.

 (8) Includes 30,833 shares issuable within 60 days of May 30, 1997, upon exercise of outstanding options.

 (9) Includes zero shares issuable within 60 days of May 30, 1997, upon exercise of outstanding options.

(10) Includes 38,995 shares issuable within 60 days of May 30, 1997, upon exercise of outstanding options.

(11) See notes (2) through (10) above. Includes 437,906 shares issuable within 60 days of May 30, 1997, upon exercise of outstanding options and 29,000 shares purchased under the 1988 Restricted Stock Award Plan that are unvested as of May 30, 1997.

BOARD COMMITTEES, MEETINGS, AND REMUNERATION

    Committees of the Board include the Audit and Compensation Committees, for which compensation is paid and stock options are granted to members, all of whom are non-employee Directors. The other committees are the Finance and Nominating Committees, for which no compensation is paid and no stock options are granted to members. The Audit Committee consists of Messrs. Doll and Wolf, and the Compensation Committee consists of Messrs. Doll and Dutton. The Finance Committee consists of Messrs. Dutton and Wolf, and the Nominating Committee consists of Messrs. Doll, Gill and Wolf.

    The functions of the Audit Committee include review with the independent accountants of the audit plan and results of each audit and review with management of the scope and quality of internal accounting and financial reporting controls in effect. The functions of the Compensation Committee include determining remuneration for Corporate Officers and Directors and the administration of the Company's stock plans and variable compensation programs. The functions of the Finance Committee include review of the Company's cash management and investment strategies. The functions of the Nominating Committee include establishment of criteria and procedures for the selection of new Directors.

    During the fiscal year ended March 31, 1997, the Board of Directors held six meetings, the Audit Committee held four meetings, the Compensation Committee held five meetings, and the Finance Committee held two meetings. On April 14, 1997, the Nominating Committee held one meeting in preparation for the Annual Meeting. Each Director attended 75% or more of the aggregate of the total number of meetings of the Board of Directors and the total number of meetings of committees on which he served during the fiscal year. There are no family relationships among Corporate Officers or Directors of the Company.

    Each non-employee Board member receives $18,000 per year and $1,000 for attendance at each meeting of the Board and of any active standing committee of the Board for which compensation is paid and on which the Director serves; committee chairmen receive a $2,000 fee for attending a meeting of such committee. Non-employee Directors are eligible for reimbursement of expenses for attending meetings of the Board of Directors or any committees thereof. The Chairman of the Board receives $2,000 per Board Meeting and annually is granted an option for 4,000 shares of Common Stock under the Automatic Option Grant Program section of the Company's 1993 Stock Option Plan (the "Option Plan"). In addition, the Chairman of the Board of Directors receives $3,000 per month for services rendered. The Company entered into an Employment Agreement with Walter
J. Gill in October 1994 under which Mr. Gill will provide services to the Company as directed by the CEO for up to an average of 20 hours per month. Mr. Gill will continue to receive employee medical, dental, group life and disability insurance coverages and his employee stock options will continue to vest. He will not accrue vacation, holiday, or sick leave. Until October 1996, Mr. Gill was compensated $7,000 per month, and from October 1996 to October 1999, he will receive $3,500 per month. Mr. Gill will not receive either non-employee Board member compensation or stock options under the Automatic Option Grant Program during the term of the Agreement.

    Non-employee Directors are eligible to participate in the Automatic Option Grant Program which authorizes the granting of options to non-employee members of the Board. At each Annual Meeting of Stockholders, each non-employee Board member who is first elected or re-elected at that meeting will automatically be granted an option to purchase 12,000 shares of Common Stock. A pro-rated number of shares will be awarded to each non-employee Board member who is first elected or appointed other than on the date of an Annual Meeting. In addition, the Chairman of the Board will receive an annual grant of 4,000 shares, and each non-employee Board member who serves on the Audit or the Compensation Committee will automatically be granted options to purchase 4,000 shares of Common Stock annually for each committee on which he or she serves. An additional annual option grant of 4,000 shares will be made to the Chairmen of the Audit and Compensation Committees. A pro-rated number of shares is awarded to each non-employee Board member who is first appointed to such committees or to such chairmanship other than on the date of an Annual Meeting. The option price per share for each automatic grant will be the fair market value per share of Common Stock on the date of grant, and the option price for purchased shares will be payable in cash or shares of Common Stock or through a cashless exercise procedure.

    Automatic option grants become exercisable as to one-third (1/3) of the purchasable shares after one (1) year and, as to the remainder of the shares, in monthly installments over the following twenty-four (24) months, provided the optionee remains a member of the Board. Automatic option grants to Directors who have served for at least three (3) years as non-employee Board members and who are at least age 65 at the time of retirement from the Board continue to vest and remain exercisable until the expiration or sooner termination of the applicable option agreement. However, full and immediate vesting will occur upon a Corporate Transaction and Change in Control (as such terms are defined in the Option Plan). Also, each automatic option grant will be automatically canceled upon the occurrence of a Hostile Take-Over (as defined in the Option Plan), whether or not the option is then exercisable; in return, the optionee will be entitled to a cash distribution as provided in the Option Plan.

    If a non-employee Board member or retiree dies, options vested at the time of death may subsequently be exercised by the personal representative of the optionee's estate or by the person(s) to whom such options are transferred by the optionee's will or by the laws of inheritance within twelve (12) months of the optionee's death.

    Pursuant to a policy adopted by the Board in 1992, non-employee Directors first elected to the Board after the 1992 Annual Meeting must retire at age 72. All other non-employee Directors must retire at age 75.

--------------------------------------------------------------------------------

     PROPOSAL NO. 2 - APPROVAL OF AMENDMENTS TO THE 1993 STOCK OPTION PLAN

--------------------------------------------------------------------------------

    The Board of Directors believes that a competitive employee stock option plan is crucial to the Company's ability to recruit and retain highly qualified technical and management employees and Directors. Traditionally, stock option plans provide a significant incentive to managers and other key personnel to perform their responsibilities in ways that increase return on equity to stockholders. The Board of Directors is recommending approval of the amendments to the Company's 1993 Stock Option Plan to increase the number of shares available for issuance under the Option Plan by 2,000,000 shares and to reflect changes to the stockholder approval requirements of Securities and Exchange Commission ("SEC") Rule 16b-3. As discussed in more detail below, failure to approve this Proposal No. 2 will result in curtailment of the Company's ability to offer competitive stock Option Plan grants to prospective employees and to current employees.

APPROVAL OF OPTION PLAN AMENDMENTS

    SHARE INCREASE. Option grants are a critical component of the Company's employee compensation structure. As of March 31, 1997, only 778,296 shares remained available for grant under the Option Plan. Without approval of the amendment to the Option Plan to increase the authorized number of shares by 2,000,000, the Company would be unable to make future competitive option grants from the Option Plan to employees and new hires and the Company would be at a significant disadvantage in its recruitment and retention of employees.

    STOCKHOLDER APPROVAL REQUIREMENTS. The requirements of the "old" Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are reflected in the current Option Plan requirements for stockholder approval of amendments. Rule 16b-3 was amended in August 1996 to eliminate certain stockholder approval requirements. Consistent with these amendments and subject to stockholder approval, the Board has adopted an amendment to require stockholder approval for future Option Plan amendments where: (a) required by
Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), for incentive stock options, (b) required by other applicable laws, regulations or rules (such as stock exchange rules), or (c) otherwise deemed advisable by the Board. Stockholder approval will continue to be required to increase the number of shares of Common Stock available for issuance under the Option Plan under Rule 422 of the Code.

DESCRIPTION OF OPTION PLAN

    THE CURRENT TERMS AND PROVISIONS OF THE OPTION PLAN ARE SUMMARIZED BELOW. THE SUMMARY DOES NOT PURPORT TO BE A COMPLETE DESCRIPTION OF THE OPTION PLAN. COPIES OF THE ACTUAL OPTION PLAN DOCUMENT AND PROPOSED AMENDMENTS MAY BE OBTAINED BY ANY STOCKHOLDER UPON WRITTEN REQUEST TO THE SECRETARY OF THE COMPANY AT THE CORPORATE OFFICE IN REDWOOD CITY, CALIFORNIA.

    As of March 31, 1997, approximately 3,577,247 shares of Common Stock were subject to outstanding options under the Option Plan and "Related Plans" (as defined below) and 778,296 shares of Common Stock were available for future option grants and awards. The Option Plan provides that options may be granted to purchase shares of Common Stock in excess of the number of shares then available for issuance under the Option Plan, provided that such options are not to become exercisable at any time before stockholder approval of sufficient shares issuable under the Option Plan. By the terms of the vesting schedule in option agreements, initial vesting requires the lapse of one (1) year after the grant date of the option. As part of the Company's normal annual review of employee and Company performance, the Compensation Committee, at its meeting on April 14, 1997, made annual merit option grants totaling 1,003,315 shares of Common Stock to approximately 550 Company employees (including Corporate Officers). Failure to approve this Proposal No. 2 will result in some key employees not getting the potential benefit of such option grants. Assuming approval of the 2,000,000 shares covered by this Proposal No. 2, approximately 1,630,361 shares of Common Stock (the "Share Pool") will be available for future option grants under the Option Plan as of May 30, 1997. Future Option Plan grants will be curtailed if the stockholders do not approve Proposal No. 2.

    As of May 30, 1997, over 550 employees (including nine [9] Corporate Officers) were eligible to participate in the Option Plan, and three (3) non-employee Board members were eligible for option grants under the Automatic Option Grant Program section of the Option Plan. The Option Plan is administered by the Compensation Committee ("Committee") comprised of at least two (2) members of the Board of Directors, neither of whom is an employee of the Company.

    Related to the Option Plan are the Company's 1983 Stock Option Plan (which was replaced by the Option Plan), 1988 Restricted Stock Award Plan, 1988 U.K. Stock Option Scheme, and the 1989 U.K. Stock Option Plan (collectively "Related Plans"). Should any stock option or award under the Option Plan or Related Plans expire or terminate prior to exercise, repurchase of awards or surrender in full, the shares subject to the portion of the option or award not so exercised or surrendered will be available for subsequent option grants or awards. Shares subject to any option surrendered in accordance with the option surrender provisions of the Option Plan and all share issuances under the Option Plan, whether or not the shares are subsequently repurchased by the Company pursuant to its repurchase rights under the Option Plan, will reduce on a share-for-share basis the number of shares available for subsequent option grants.

    The Automatic Option Grant Program under the Option Plan authorizes the grant of options to non-employee members of the Board and is described above at pages 5 and 6. Options granted to non-employee members of the Board of Directors of the Company are issued from the same pool of shares as are employee options.

    The exercise price of options issued under the Option Plan may not be less than the fair market value of the Common Stock on the grant date, and the maximum period during which any option may remain outstanding may not exceed ten
(10) years. Options issued under the Option Plan may become exercisable in cumulative increments over a period of months or years as determined by the Committee. Options are not assignable or transferable other than by will or by the laws of inheritance and, during the optionee's lifetime, the option may be exercised only by the optionee. Outstanding options under the Option Plan will terminate within a specified period (generally not in excess of twelve [12] months) following cessation of service, unless the Committee determines that such exercise period should be further extended. The number of shares with respect to which options may be granted is limited to no more than a total of 350,000 shares to any one (1) participant in any one (1) year period.

    The option exercise price may be paid in cash or in shares of Common Stock valued at fair market value on the exercise date. The Committee may also assist any optionee (including a Corporate Officer) in the exercise of outstanding options under the discretionary option grant program by authorizing a loan from the Company or permitting the optionee to pay the option price in installments over a period of years.

    The Option Plan includes a stock appreciation rights feature whereby the Committee has the authority to accept the surrender of one (1) or more outstanding option(s) under the Option Plan and authorize in exchange the payment by the Company of an appreciation distribution equal to the excess of
(i) the fair market value (on the date of surrender) of the vested shares of Common Stock for which the surrendered option is at the time exercisable over
(ii) the option price payable for such vested shares. Such payment may be made, at the discretion of the Committee, in shares of Common Stock valued at fair market value on the date of surrender or in cash.

    Corporate Officers of the Company subject to the short-swing profit restrictions of the federal securities laws are granted limited stock appreciation rights as part of any stock option grants made to such Corporate Officers under the Option Plan. Any option with such a limited stock appreciation right in effect for at least six (6) months shall automatically be canceled in exchange for a cash distribution from the Company upon the occurrence of a Hostile Take-Over (as defined in the Option Plan), whether or not the option is otherwise at the time exercisable for such shares. In addition, outstanding stock appreciation rights granted before May 1993 to employees, Corporate Officers, and certain Directors of the Company under the 1983 Option Plan and incorporated into the Option Plan allow such persons to surrender the underlying options to the Company for a cash distribution, in the event of certain changes in control of the Company.

    In the event of a "Change of Control" of the Company or certain "Corporate Transactions" (each as defined in the Option Plan), the Committee may, in certain circumstances and subject to limitations set forth in the Option Plan, accelerate the vesting of outstanding options.

    The Committee has the authority to effect the cancellation of outstanding options under the Option Plan (except for options granted to non-employee Directors under the Automatic Option Grant Program) and to grant replacement options covering the same or different numbers of shares of Common Stock but having an option price per share not less than the fair market value of the Common Stock on the new grant date. It is anticipated that the option price in effect under the replacement grant will in all instances be less than the option price in effect under the canceled option.

    The Board of Directors may terminate the Option Plan at any time, and the Option Plan will in all events terminate no later than August 10, 2003. Any options outstanding at the time of the Option Plan termination will continue to remain outstanding and exercisable in accordance with the terms and provisions of the instruments evidencing those grants.

FEDERAL INCOME TAX CONSEQUENCES

    The following is a description of the federal income tax consequences of the grant and exercise of stock options under the Option Plan.

    An option granted to an employee who is a citizen or resident of the United States ("U.S. employee") will be either an incentive stock option ("ISO") or a non-qualified option ("NQO"). In general, an employee who is a U.S. employee will not have taxable income (and the Company will receive no deduction) upon the grant or exercise of an ISO. However, exercise of an ISO by a U.S. employee may subject a U.S. employee to the federal alternative minimum tax.

    A U.S. employee generally will be entitled to long-term capital gain treatment upon the sale of shares ("Option Shares") acquired upon the exercise of an ISO if the shares have been held for more than two (2) years after the grant date and for more than one (1) year after the exercise date. If the Option Shares are disposed of before both of these holding periods have expired, the U.S. employee will have taxable ordinary income and/or capital gain (or loss) in the year of sale determined as if the option had been an NQO (see below), except that the amount of ordinary income will not exceed the actual gain on the sale, and the Company will be entitled to a corresponding deduction.

    In general, a U.S. employee will not have taxable income upon the grant of an NQO. Upon exercise of an NQO, the U.S. employee will generally have ordinary income subject to income and employment tax withholding (and the Company will be entitled to a corresponding deduction) in the amount by which the fair market value of the stock at that time exceeds the purchase price. In general, unless he or she makes the election described below, a U.S. employee will not have taxable income upon the grant of restricted (vesting) stock, but will have taxable income upon the lapse of any vesting restrictions. A U.S. employee receiving restricted stock, however, may make an election to be taxable at the time of the grant on any excess of fair market value over the amount paid, in which case the lapse of vesting restrictions will not be a taxable event. If shares are held at least one (1) year after the date the U.S. employee has taxable income from acquiring them, then upon sale of the shares, the U.S. employee will have long-term capital gain or loss equal to the difference between the sale price and the fair market value of the shares on the date taxable income is recognized. Under current federal income tax law, long-term capital gain is taxable at a minimum stated rate of 28%, while ordinary income is taxable at a maximum stated rate of 39.6% (disallowances of deductions at certain income levels may result in a higher implicit rate).

    The tax consequences to non-U.S. employees are governed by foreign law, which typically does not offer the same tax advantages as United States law. Special rules apply to participants who are Corporate Directors or Corporate Officers.

    STOCK APPRECIATION RIGHTS. An optionee who is granted a stock appreciation right will have taxable ordinary income subject to income and employment tax withholding, if an optionee is a U.S. employee in the year of exercise, equal to the amount of the appreciation distribution. The Company will be entitled to a business expense deduction equal to the appreciation distribution for the taxable year of the Company in which the ordinary income is recognized by the optionee.

    PARACHUTE PAYMENTS. If the exercisability of an option or stock appreciation right is accelerated as a result of a Change of Control, all or a portion of the value of the option or stock appreciation right at that time may be a "parachute payment" for purposes of the "excess parachute payment" provisions of the Internal Revenue Code. Those provisions generally provide that if parachute payments to Corporate Officers, highly compensated employees or employee shareholders exceed three (3) times such an employee's average compensation for the five (5) tax years preceding the Change of Control, the employer corporation may not deduct, and the recipient is subject to a 20% excise tax, for the amount of the parachute payments in excess of one (1) times such average compensation.

    NOTE FORGIVENESS. If any promissory note delivered in payment of shares acquired under the Option Plan is forgiven in whole or in part, the amount of such forgiveness will be taxable to the participant as ordinary compensation income subject to income and employment tax withholding if the participant is a U.S. employee. The Company will be entitled to a business expense deduction equal to the amount of ordinary income taxable to the participant in connection with the acquisition of the shares and any note forgiveness. The deduction will be allowed for the taxable year of the Company in which the ordinary income is taxable to the participant.

    The following table shows the number of options granted under the Option Plan to the persons and the groups named below during the fiscal year ended March 31, 1997, excluding options that were granted and subsequently canceled during the fiscal year.

                                 PLAN BENEFITS
                                  OPTION PLAN

                                                                                           NUMBER OF     EXERCISE
NAMED CORPORATE OFFICERS AND GROUPS                                                     OPTIONS GRANTED    PRICE
--------------------------------------------------------------------------------------  ---------------  ---------
Name and Position:
    Joseph J. Francesconi, President & CEO............................................        120,000    $  12.375
    Raymond E. Peverell, Senior VP, Sales & Support...................................         55,000    $  12.375
    G. Michael Schumacher, Senior VP, Product Operations..............................         76,250    $  12.375
    Craig M. Gentner, Senior VP & CFO.................................................         50,000    $  12.375
    Samuel H. Ezekiel, Senior VP, Marketing...........................................         35,000    $  12.375
Corporate Officers as a Group.........................................................        330,000    $  12.375
Non-Employee Director Group...........................................................         40,000    $  12.125
Non-Officer Employee Group............................................................      1,418,375    $  13.991*

---------

 *  Average exercise price per share.

    The closing price of the Common Stock on the New York Stock Exchange on May 30, 1997 was $17.25 per share.

STOCKHOLDER APPROVAL

    The affirmative vote of a majority of the outstanding shares of the Company's voting Common Stock represented and voted at the 1997 Annual Meeting is required for approval of the above described amendments to the Company's Option Plan.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL NO 2.

--------------------------------------------------------------------------------

        PROPOSAL NO. 3 - RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS

--------------------------------------------------------------------------------

    The Company is asking the stockholders to ratify the selection of Deloitte & Touche LLP as the Company's independent public accountants for the fiscal year ending March 31, 1998. The affirmative vote of the holders of a majority of the shares represented and voting at the Annual Meeting will be required to ratify the selection of Deloitte & Touche LLP.

    In the event the stockholders fail to ratify the appointment, the Board of Directors will reconsider its selection. Even if the selection is ratified, the Board in its discretion may direct the appointment of a different independent accounting firm at any time during the year if the Board determines that such a change would be in the best interest of the Company and its stockholders.

    Deloitte & Touche LLP has audited the Company's financial statements since inception. Its representatives are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

    THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP TO SERVE AS THE COMPANY'S INDEPENDENT ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING MARCH 31, 1998.

--------------------------------------------------------------------------------

                 EXECUTIVE COMPENSATION AND RELATED INFORMATION

--------------------------------------------------------------------------------

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

    The following table sets forth the compensation earned by the Company's Chief Executive Officer and each of the Company's four (4) other most highly compensated Corporate Officers during fiscal 1997 (the "Named Corporate Officers") for services rendered in all capacities to the Company for each of the last three (3) fiscal years.

                           SUMMARY COMPENSATION TABLE

                                                    ANNUAL COMPENSATION                  LONG-TERM COMPENSATION AWARDS
                                            -----------------------------------    -----------------------------------------
                                                                       BONUS                      RESTRICTED     SECURITIES
                      NAME AND               FISCAL      SALARY      (VARIABLE      VARIABLE         STOCK       UNDERLYING
            PRINCIPAL POSITION                YEAR       ($)(1)      COMP.)($)      COMP.($)      AWARDS($)(2)   OPTIONS(#)
------------------------------------------  --------   ----------    ----------    -----------    -----------    -----------
Joseph J. Francesconi.....................     1997    $401,547      $110,000      $   50,000     $        0         60,000(3)
  President and Chief Executive                1996     389,305       400,000               0        464,800         60,000(3)
  Officer                                      1995     344,615       486,700               0              0              0

Raymond E. Peverell.......................     1997    $225,865      $ 50,000      $   22,500     $        0         35,000(4)
  Senior Vice President, Sales                 1996     224,240       180,000               0        232,400         20,000(4)
  and Support                                  1995     210,009       243,000               0              0              0

G. Michael Schumacher.....................     1997    $215,827      $ 50,000      $   21,250     $        0         50,000(4)
  Senior Vice President,                       1996     199,516       170,000               0              0              0
  Product Operations                           1995      34,615        25,000               0        119,325         35,000(5)

Craig M. Gentner..........................     1997    $200,221      $ 45,000      $   15,000     $        0         35,000(4)
  Senior Vice President,                       1996     199,506(6)    120,000(6)            0        185,920         15,000(4)
  Chief Financial Officer, and                 1995     189,932       206,550               0              0              0
  Corporate Secretary

Samuel H. Ezekiel.........................     1997    $169,538      $ 90,000(7)   $        0     $  139,950         35,000(4)
  Senior Vice President,                       1996           0             0               0              0              0
  Marketing                                    1995           0             0               0              0              0

---------

(1) Salary includes amounts deferred pursuant to the Company's 401(k) Plan.

(2) Shares awarded to and purchased by individuals under the 1988 Restricted Stock Award Plan may not be sold until they vest over periods of up to four years. All amounts listed in the table are calculated based on the closing price of the Company's Common Stock on the date of grant to each individual Corporate Officer. As of March 31, 1997, the number of shares and value of restricted stock held, including unvested shares, is as follows: Mr. Francesconi held 20,000 shares valued at $269,800; Mr. Peverell held 10,000 shares valued at $134,900; Mr. Schumacher held 0 shares; Mr. Gentner held 8,000 shares valued at $107,920; and Mr. Ezekiel held 5,000 shares valued at $67,450. All of the shares of restricted stock held as of March 31, 1997 were awarded in fiscal year 1996 (other than for an award of 5,000 shares in fiscal year 1995 to Mr. Schumacher, which are vested) and vest 25% on each anniversary of the award date over four years.

(3) An option for 80,000 shares was canceled and a new option for 60,000 shares was issued, with a new four-year vesting schedule on July 24, 1996. See the Compensation Committee Report below regarding option cancellation and issuance of replacement options.

(4) These options were canceled and a new option for an equal number of shares was issued, with a new four-year vesting schedule on July 24, 1996.

(5) As of July 24, 1996 there were 26,250 shares unexercised under this option. On that date, this option was canceled and a new option for an equal number of shares was issued, with a new four-year vesting schedule.

(6) Mr. Gentner's annual compensation includes 50% of his cash compensation earned in calendar year 1996, receipt of which has been deferred by him until January 1998 per the terms of the Officer Deferred Compensation Plan.

(7) Mr. Ezekiel's bonus was guaranteed in his offer of employment. In subsequent years, he will be eligible to receive variable compensation as discussed in the Compensation Committee Report.

                    STOCK OPTION GRANTS IN LAST FISCAL YEAR

    The following table shows all grants of options to the Named Corporate Officers in fiscal year 1997 under the Option Plan. Pursuant to SEC rules, the table also shows the value of options granted at the end of the option terms (ten [10] years) if the stock price were to appreciate annually by 5% and 10%, respectively. There is no assurance that the stock price will appreciate at the rates shown in the table. The table also indicates that if the stock price does not appreciate, there will be no increase in the potential realizable value of the options granted.

                                               INDIVIDUAL GRANTS
                             ------------------------------------------------------         POTENTIAL REALIZABLE
                                              PERCENT OF                                      VALUE AT ASSUMED
                               NUMBER OF        TOTAL                                       ANNUAL RATES OF STOCK
                               SECURITIES      OPTIONS                                     PRICE APPRECIATION FOR
                               UNDERLYING     GRANTED TO   EXERCISE OR                         OPTION TERM ($)
                                OPTIONS      EMPLOYEES IN  BASE PRICE   EXPIRATION   -----------------------------------
           NAME              GRANTED (#)(1)  FISCAL YEAR    ($/SHARE)      DATE         0%          5%          10%
---------------------------  --------------  ------------  -----------  -----------     ---     ----------  ------------
Francesconi................       120,000        3.4780%    $  12.375     07-24-06   $       0  $  933,908  $  2,366,707

Peverell...................        55,000        1.5940%    $  12.375     07-24-06   $       0  $  428,041  $  1,084,740

Schumacher.................        76,250        2.2100%    $  12.375     07-24-06   $       0  $  593,421  $  1,503,845

Gentner....................        50,000        1.4491%    $  12.375     07-24-06   $       0  $  389,128  $    986,128

Ezekiel....................        35,000        1.0144%    $  12.375     07-24-06   $       0  $  272,389  $    690,289

---------

(1) Excludes options granted in fiscal year 1997 and subsequently canceled upon issuance of replacement options on July 24, 1996 and includes options that were granted in fiscal years 1996 or 1995 and were canceled upon issuance of replacement options on July 24, 1996 (see Summary Compensation Table, footnotes 3, 4 and 5). As discussed below in the Compensation Committee Report, option cancellation and issuance of replacement options was offered to all option holders, except non-employee Directors, subject to the vesting schedule starting anew.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

    The following table sets forth information concerning the value of unexercised options held as of the end of fiscal 1997 by the Named Corporate Officers. None of the Named Corporate Officers exercised options during fiscal 1997.

                                        AGGREGATE
                                          VALUE
                                         REALIZED
                                       (SALE PRICE
                                            AT            NUMBER OF SECURITIES            VALUE OF UNEXERCISED
                                         EXERCISE        UNDERLYING UNEXERCISED           IN-THE-MONEY OPTIONS
                           SHARES          LESS         OPTIONS AT FY-END (#)(1)              AT FY-END ($)
                        ACQUIRED ON      EXERCISE     -----------------------------   -----------------------------
         NAME           EXERCISE (#)    PRICE) ($)     EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
----------------------  ------------   ------------   -------------   -------------   -------------   -------------
Francesconi...........           0              0         168,750         176,250     $   970,312     $   458,437

Peverell..............           0              0          29,791          60,208         129,692          82,057

Schumacher............           0              0               0          76,250               0          85,781

Gentner...............           0              0           9,375          50,625          48,437          60,312

Ezekiel...............           0              0               0          35,000               0          39,375

---------

(1) Excludes options granted and subsequently canceled upon issuance of replacement options (see Summary Compensation Table, footnotes 3, 4 and 5).

                        10-YEAR OPTION REPLACEMENT TABLE

    The following table summarizes stock options granted to the Corporate Officers of the Company that have had options canceled and new options issued with new vesting schedules and exercise prices during the past ten (10) fiscal years.

                                              SECURITIES   MARKET PRICE     EXERCISE                   LENGTH OF ORIGINAL
                                              UNDERLYING    OF STOCK AT   PRICE AT TIME      NEW          OPTION TERM
                                                OPTIONS       TIME OF     OF REPRICING    EXERCISE    REMAINING AT DATE OF
                                              REPRICED OR  REPRICING OR   OR AMENDMENT      PRICE         REPRICING OR
              NAME                   DATE     AMENDED (#)  AMENDMENT ($)       ($)           ($)           AMENDMENT
--------------------------------  ----------  -----------  -------------  -------------  -----------  --------------------
NAMED CORPORATE OFFICERS

Joseph J. Francesconi...........    07-24-96      60,000        12.375         23.250        12.375      8 Years, 268 Days
                                    07-24-96      60,000        12.375         30.000        12.375      9 Years, 265 Days

Raymond E. Peverell.............    07-24-96      20,000        12.375         23.250        12.375      8 Years, 268 Days
                                    07-24-96      35,000        12.375         30.000        12.375      9 Years, 265 Days

G. Michael Schumacher...........    07-24-96      26,250        12.375         23.875        12.375      8 Years, 183 Days
                                    07-24-96      50,000        12.375         30.000        12.375      9 Years, 265 Days

Craig M. Gentner................    08-14-90      20,000         6.625         23.750         6.625         9 Years, 1 Day
                                    07-24-96      15,000        12.375         23.250        12.375      8 Years, 268 Days
                                    07-24-96      35,000        12.375         30.000        12.375      9 Years, 265 Days

Samuel H. Ezekiel...............    07-24-96      35,000        12.375         28.000        12.375      9 Years, 314 Days

                                              SECURITIES   MARKET PRICE     EXERCISE                   LENGTH OF ORIGINAL
                                              UNDERLYING    OF STOCK AT   PRICE AT TIME      NEW          OPTION TERM
                                                OPTIONS       TIME OF     OF REPRICING    EXERCISE    REMAINING AT DATE OF
                                              REPRICED OR  REPRICING OR   OR AMENDMENT      PRICE         REPRICING OR
              NAME                   DATE     AMENDED (#)  AMENDMENT ($)       ($)           ($)           AMENDMENT
--------------------------------  ----------  -----------  -------------  -------------  -----------  --------------------
OTHER CURRENT CORPORATE OFFICERS

Roger A. Barney.................    10-26-87      20,000        13.250         25.000        13.250      4 Years, 341 Days
                                    08-14-90       8,750         6.625         13.250         6.625       7 Years, 73 Days
                                    08-14-90       8,165         6.625         16.000         6.625       8 Years, 52 Days
                                    08-14-90      15,000         6.625         25.000         6.625      8 Years, 275 Days
                                    07-24-96      10,000        12.375         23.250        12.375      8 Years, 268 Days
                                    07-24-96      25,000        12.375         30.000        12.375      9 Years, 265 Days

James B. De Golia...............    08-14-90       4,100         6.625         15.500         6.625      8 Years, 120 Days
                                    08-14-90      10,000         6.625         25.000         6.625      8 Years, 275 Days
                                    07-24-96       4,000        12.375         23.250        12.375      8 Years, 268 Days
                                    07-24-96       5,000        12.375         30.000        12.375      9 Years, 265 Days

David P. Owen...................    08-14-90      10,000         6.625         10.125         6.625      9 Years, 264 Days
                                    07-24-96      10,000        12.375         23.250        12.375      8 Years, 268 Days
                                    07-24-96      25,000        12.375         30.000        12.375      9 Years, 265 Days

Charles S. Shiverick............    07-24-96      25,000        12.375         23.250        12.375      8 Years, 268 Days
                                    07-24-96      25,000        12.375         30.000        12.375      9 Years, 265 Days

FORMER CORPORATE OFFICERS

Robert D. Bressler..............    08-14-90      25,000         6.625         33.875         6.625      9 Years, 218 Days

John K. Clary...................    08-14-90       9,850         6.625         16.000         6.625       8 Years, 52 Days
                                    08-14-90      10,000         6.625         25.000         6.625      8 Years, 275 Days

Jerry L. Davis..................    08-14-90       9,844         6.625         16.000         6.625       8 Years, 52 Days
                                    08-14-90       7,500         6.625         14.500         6.625       8 Years, 93 Days
                                    08-14-90      15,000         6.625         25.000         6.625      8 Years, 275 Days
                                    07-24-96      10,000        12.375         23.250        12.375      8 Years, 268 Days
                                    07-24-96      25,000        12.375         30.000        12.375      9 Years, 265 Days

J. Robert Forkish...............    08-14-90      26,000         6.625         13.250         6.625       7 Years, 73 Days
                                    08-14-90      15,000         6.625         16.000         6.625       8 Years, 52 Days
                                    08-14-90      15,000         6.625         25.000         6.625      8 Years, 275 Days
                                    07-24-96      10,000        12.375         23.250        12.375      8 Years, 268 Days
                                    07-24-96      10,000        12.375         30.000        12.375      9 Years, 265 Days

Walter J. Gill..................    08-14-90      50,000         6.625         16.000         6.625       8 Years, 52 Days
                                    08-14-90      25,000         6.625         25.000         6.625      8 Years, 275 Days

Charles N. Keating, Jr..........    10-26-87      30,188        13.250         20.500        13.250      4 Years, 208 Days
                                    10-26-87      19,812        13.250         20.500        13.250      4 Years, 208 Days
                                    08-14-90      30,188         6.625         13.250         6.625       7 Years, 73 Days
                                    08-14-90      19,812         6.625         13.250         6.625       7 Years, 73 Days
                                    08-14-90      32,500         6.625         16.000         6.625       8 Years, 52 Days
                                    08-14-90      25,000         6.625         25.000         6.625      8 Years, 275 Days

Laurence M. Markowitz...........    08-14-90      42,500         6.625         16.000         6.625       8 Years, 52 Days
                                    08-14-90      20,000         6.625         25.000         6.625      8 Years, 275 Days

Barrett B. Roach................    08-14-90      43,500         6.625         16.000         6.625       8 Years, 52 Days
                                    08-14-90      25,000         6.625         25.000         6.625      8 Years, 275 Days

                                              SECURITIES   MARKET PRICE     EXERCISE                   LENGTH OF ORIGINAL
                                              UNDERLYING    OF STOCK AT   PRICE AT TIME      NEW          OPTION TERM
                                                OPTIONS       TIME OF     OF REPRICING    EXERCISE    REMAINING AT DATE OF
                                              REPRICED OR  REPRICING OR   OR AMENDMENT      PRICE         REPRICING OR
              NAME                   DATE     AMENDED (#)  AMENDMENT ($)       ($)           ($)           AMENDMENT
--------------------------------  ----------  -----------  -------------  -------------  -----------  --------------------
Tony Russo......................    08-14-90      47,500         6.625         16.000         6.625       8 Years, 52 Days
                                    08-14-90      30,000         6.625         25.000         6.625      8 Years, 275 Days

Steve Schlumberger..............    08-14-90      39,500         6.625         16.000         6.625       8 Years, 52 Days
                                    08-14-90      25,000         6.625         25.000         6.625      8 Years, 275 Days

Bruce D. Smith..................    08-14-90     100,000         6.625         16.000         6.625       8 Years, 52 Days
                                    08-14-90     100,000         6.625         16.000         6.625       8 Years, 52 Days
                                    08-14-90     100,000         6.625         16.000         6.625       8 Years, 52 Days

Craig S. Tysdal.................    08-14-90      18,750         6.625         16.000         6.625       8 Years, 52 Days
                                    08-14-90      35,000         6.625         14.500         6.625       8 Years, 93 Days
                                    08-14-90      30,000         6.625         25.000         6.625      8 Years, 275 Days

Daniel J. Warmenhoven...........    08-14-90     100,000         6.625         26.125         6.625       9 Years, 94 Days

                         COMPENSATION COMMITTEE REPORT

INTRODUCTION

    The Compensation Committee of the Board of Directors (the "Committee") is responsible for the administration of the Company's compensation programs. These programs have been designed to ensure that the compensation paid to the Corporate Officers is linked to both Company and individual performance. Accordingly, a substantial portion of the compensation potentially payable to each Corporate Officer is intended to be performance-based because it is comprised of components based upon individual achievement and Company performance such as operating profit, attainment of predetermined goals, the improvement in the market price of the Company's stock, etc. As such, it is the Committee's responsibility to set the base salaries and to approve the individual variable compensation and incentive awards to such Corporate Officers during the year. In addition, the Committee administers the Option Plan and Related Plans.

    For fiscal year 1997, the Committee approved the compensation payable to Mr. Francesconi, President and Chief Executive Officer. The base salary and incentive compensation of the Company's executives, other than CEO compensation, are established by the CEO with the assistance of the Company's human resources staff and independent consultants and are also subject to approval by the Committee.

COMPENSATION PHILOSOPHY AND PRINCIPLES

    Under the supervision of the Committee, the Company implements a compensation philosophy which is designed to attract and retain qualified Corporate Officers and other employees critical to the Company's success and to provide them with performance-based incentives tied to the profitability of the Company and stockholder value. Under this philosophy, as a Corporate Officer's level of responsibility and accountability within the Company increases over time, base salary is intended to become proportionately less significant and a greater portion of the Corporate Officer's compensation is intended to be dependent upon the Company's performance and the individual's contribution to the success of the Company, as measured by individual performance and stock price appreciation.

    The design and implementation of the Company's executive compensation programs is based on a series of guiding principles derived from Company values, business strategy and management requirements. These principles can be summarized as follows:

    - Attract and retain key executives essential to the long-term success of the Company;

    - Reward executives for long-term Corporate success by facilitating their ability to acquire an ownership interest in the Company;

    - Provide direct linkage between the compensation payable to executives and the attainment by the executives and the Company of annual and long-term objectives and financial goals and targets; and

    - Emphasize reward for performance at the individual, team and corporate levels.

COMPENSATION FACTORS

    Factors which were considered in establishing the components of each Corporate Officer's compensation for fiscal year 1997 are summarized below. In setting Corporate Officer compensation for future fiscal years, additional factors may also be taken into account and the Committee may in its discretion apply entirely different factors, particularly different measures of individual and Company performance.

    An integral part of the data and analysis the CEO and the Committee use in determining how to implement the overall compensation philosophy is provided by independent compensation surveys and consultants. These sources focus primarily on Silicon Valley companies that are either similar to the Company in size and business complexity or that compete with the Company in the recruitment and retention of senior personnel.

    BASE SALARY. At the time a Corporate Officer is first hired and annually thereafter, base compensation is established primarily based on competitive market rates through comparisons with companies of similar size and complexity. The base salary level for Corporate Officers is generally at the fiftieth (50th) percentile level determined for such individuals on the basis of the external salary data provided to the Committee by the independent compensation surveys. The Committee believes that the Company's most direct competitors for executive talent are not necessarily the companies that the Company would use in a comparison for stockholder returns. Therefore, the compensation comparison group is not the same as the industry group index in the STOCK PERFORMANCE GRAPH on page 20.

    VARIABLE COMPENSATION. The Company's Corporate Officers and all employees are eligible to participate in the Company's annual Variable Compensation Program ("VCP"). Corporate Officers also participate in a Long-Term Variable Compensation ("LTVC") Plan described below. Awards to Corporate Officers under these programs are based primarily on achievement of financial and individual performance objectives which support the Company's goals. Individual objectives typically include elements of leadership, financial and personnel management, innovation and planning. Each Corporate Officer's individual performance is measured against objectives established early in the fiscal year. During the year, these objectives are reviewed periodically and are modified or new objectives are established if it is determined by the CEO or the Committee that to do so is in the Company's interest. The weight assigned to each objective and performance related to that objective varies from individual to individual. Actual awards are subject to decrease or increase on the basis of the Company's core business performance and the individual's performance and at the discretion of the Committee. In fiscal year 1997, Corporate Officers were eligible for receipt of variable compensation payouts early in fiscal year 1998 of between 0% and 80% to 110% of base salary (depending on the Corporate Officer's level). Variable compensation payouts with respect to fiscal year 1997 were based on Company performance as well as individual performance against their objectives. The Company's performance for fiscal year 1997 was measured on the basis of operating income goals, which goals were not met due to a shortfall in planned revenue and continued investment in long-term development and infrastructure improvements. The Company's performance was factored into variable compensation payouts and LTVC awards to individual Corporate Officers, resulting in a substantial decrease in awards to Corporate Officers compared to awards made in fiscal years 1996 and 1995 (see Summary Compensation Table on page 12).

LONG-TERM INCENTIVES AND COMPENSATION

    Long-term incentives are provided to eligible employees and Corporate Officers primarily through annual stock option grants, as well as by supplemental option grants, compensation and restricted stock awards. These incentives are intended to motivate the Corporate Officer to improve long-term Company performance. All options currently outstanding were granted with an exercise price equal to the market price on the grant date and will be of no value unless the market price of the Company's Common Stock has appreciated since the grant date, thereby aligning that portion of the option holder's compensation with the return realized by stockholders. Approximately 95% of the professional level technical and management employees of the Company hold stock options.

    STOCK OPTIONS. The Company's broad-based Option Plan and the 1988 Restricted Stock Award Plan ("Restricted Plan") provide Corporate Officers and other key employees with incentives to maximize long-term stockholder values. Awards under the Option Plan can take the form of stock options and stock appreciation rights, and awards under the Restricted Plan take the form of restricted stock, all of which are designed to give the recipient a significant equity stake in the Company and thereby closely align their interests with those of the Company's stockholders. In addition to linking compensation directly to stockholder value, the Committee believes that stock options and restricted stock awards, through staged vesting provisions, perform an important role in attracting, motivating and retaining key technical and management personnel. The Committee has established general guidelines for making option grants to Corporate Officers and other employees based upon the individual's position with the Company and their existing holdings of vested and unvested options. However, the Committee does not adhere strictly to these guidelines and will occasionally vary the size of the option grant made to each Corporate Officer or employee as circumstances warrant. Following a significant decline in the market price of N.E.T. stock during the preceding months, on July 24, 1996, the Committee authorized the offer of option agreement cancellations and the issuance of new option agreements ("replacement options") on a one-for-one share basis to employees other than the CEO on currently held options with exercise prices higher than $12.375 (the closing price of the Company's stock on July 24, 1996). The offer was subject to cancellation of such higher priced option agreements and execution by the employees of a new stock option agreement. The July 24, 1996 replacement options have an exercise price of $12.375 per share, vest over four (4) years, and have a ten (10) year term. The Committee authorized the regrant for the same reasons it authorized the initial grants, including promoting the retention of employees crucial to the success of the Company and motivating them to perform their duties in ways that will contribute to the appreciation of stockholder value. In the opinion of the Committee, the regrant was a very prudent way to reduce the risk of attrition of key employees and thereby to reduce risks to the Company's product development and other critical programs and projects.

    LONG-TERM VARIABLE COMPENSATION. Beginning in fiscal 1996, the Company established an LTVC Plan for Corporate Officers to promote retention and focus on objectives that span more than one (1) fiscal year. Under the LTVC Plan, Corporate Officers are eligible for annual awards of up to one-half (1/2) of the amount provided under the previously described VCP. Provided the Corporate Officer remains an employee of the Company or one of its subsidiaries, LTVC will be paid to the Corporate Officer in four (4) equal annual installments commencing the year after its award. The initial payout under the LTVC Plan occurred early in fiscal 1998, when Corporate Officers received one-quarter (1/4) of the amount of their fiscal 1996 LTVC award.

    RESTRICTED STOCK. Awards of restricted stock are not made by reference to formulas or guidelines. They are provided to promote long-term stockholder value and retention of key executives, solely at the Committee's discretion. Restricted stock is therefore awarded only under limited circumstances, such as to recognize a significant contribution to the Company's long-term performance, to provide an incentive to achieve performance objectives, or in connection with a significant promotion. The vesting schedules for restricted stock awards are tailored to meet the particular purposes of the awards, and therefore may be different from the more uniform vesting schedules utilized for stock option grants. No restricted stock awards were made in fiscal 1997.

CEO COMPENSATION

    Joseph J. Francesconi was appointed President, Chief Executive Officer and a Director of the Company as of March 9, 1994. As noted on page 12, Mr. Francesconi's salary in fiscal year 1997 was $401,547 and he received $110,000 in variable compensation based on fiscal 1997 performance. Under the LTVC Plan, Mr. Francesconi will be eligible to receive a total of $55,000 based on his fiscal 1997 variable compensation award which will be paid in four (4) equal annual installments commencing in 1998. He received an LTVC payout of $50,000 early in fiscal 1998. Mr. Francesconi was also offered and accepted the cancellation and subsequent issuance of replacement options with a new vesting schedule on a three-for-four share basis and on terms otherwise the same as those offered to other employees and described above. The Committee used independent compensation advice in determining how to structure Mr. Francesconi's compensation. In October 1995, Mr. Francesconi entered into an Agreement with the Company that provides that in the event of his termination resulting from a Corporate Transaction, Change of Control or Hostile Take-Over (as those terms are defined in the Option Plan, collectively referred to in this Agreement as "Change of Control") or from involuntary termination for reasons other than cause, the Company will provide severance benefits as follows: one
(1) year of base salary continuance; one (1) year of variable compensation at the mid-point of the range; medical, dental, life and disability insurance and continued vesting of stock options and restricted stock during salary continuance (vesting of options and restricted stock shall accelerate if termination is in conjunction with a Change of Control). In order to receive the foregoing severance benefits, Mr. Francesconi has agreed to execute the Company's release and non-competition agreement at the time of any such termination.

COMPLIANCE WITH INTERNAL REVENUE CODE SECTION 162(m)

    Section 162(m) of the Internal Revenue Code (the "Code") limits the Company to a deduction for federal income tax purposes of no more than $1 million of compensation paid to Corporate Officers named in the Summary Compensation Table in a taxable year. Compensation above $1 million may be deducted if it is "performance based" within the meaning of the Code.

    The Compensation Committee believes that stock options granted to the Company's Corporate Officers with an exercise price equal to or greater than the fair market value of the Company's Common Stock on the date of grant will qualify for the performance-based compensation to the deduction limit. The Compensation Committee does not expect that cash compensation to any Named Corporate Officer, together with other compensation paid to such Corporate Officer in the 1998 fiscal year that is not exempt from the limitations of
Section 162(m) will exceed $1 million.

    We conclude our report with the acknowledgment that no member of the Compensation Committee is a former or current Corporate Officer or employee of the Company or any of its subsidiaries.

                                          Compensation Committee Members

                                          Dixon R. Doll, Chairman
                                          James K. Dutton

STOCK PERFORMANCE GRAPH

    The graph depicted below shows the Company's stock price as an index assuming $100 invested over the five (5) year period beginning on March 31, 1992, along with the composite prices of companies listed in the S&P 500 Index and H&Q Technology Index.
             COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN AMONG
                            N.E.T., S&P 500 INDEX &
                              H&Q TECHNOLOGY INDEX

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

                            N.E.T.          S&P 500       H&Q TECHNOLOGY INDEX
MAR               92                 $100       $100                          $100
MAR               93                   44        112                           110
MAR               94                   61        110                           123
MAR               95                  185        124                           157
MAR               96                  221        160                           216
MAR               97                   98        196                           244
                                  DOLLARS
                           PERIODS ENDING

                                      Mar 92       Mar 93       Mar 94       Mar 95       Mar 96       Mar 97
N.E.T.                               $     100    $      44    $      61    $     185    $     221    $      98
S & P 500                            $     100    $     112    $     110    $     124    $     160    $     196
H&Q TECHNOLOGY INDEX                 $     100    $     110    $     123    $     157    $     216    $     244

       Assumes $100 invested on 3/29/92 in N.E.T. stock, the S&P 500 Index, and the H&Q Technology Industry Index. Assumes reinvestment of all dividends. Stockholder returns over the indicated period should not be considered indicative of future stockholder returns.

EMPLOYMENT CONTRACTS

    The Company's Employment Agreement with Mr. Francesconi is described in the Compensation Committee Report. Each of the Company's other Named Corporate Officers (Messrs. Peverell, Schumacher, Gentner, and Ezekiel) entered into substantially identical agreements.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

    Under the securities laws of the United States, the Company's Directors, Corporate Officers and any persons holding more than ten percent (10%) of the Company's Common Stock are required to report initial ownership of the Common Stock and any subsequent changes in ownership to the SEC. Specific due dates have been established by the SEC and the Company is required to disclose in this Proxy Statement any failure to file by these dates. Based upon (i) the copies of
Section 16(a) reports which the Company received from such persons for their fiscal year 1997 transactions, and (ii) the written representations received from one (1) or more of such persons, the Company has concluded that none of the Company's Directors or Corporate Officers failed to file timely Forms 4 or Forms 5 regarding changes in ownership.

--------------------------------------------------------------------------------

                                 OTHER BUSINESS

--------------------------------------------------------------------------------

    The Board of Directors knows of no other business that will be presented for consideration at the Annual Meeting. If other matters are properly brought before the Annual Meeting, however, it is the intention of the persons named in the accompanying Proxy Card to vote the shares represented thereby on such matters in accordance with their best judgment.

--------------------------------------------------------------------------------

                             STOCKHOLDER PROPOSALS

--------------------------------------------------------------------------------

    Proposals of stockholders that are intended to be presented at the Company's Annual Meeting of Stockholders to be held in 1998 must be received by the Company no later than February 25, 1998 in order to be included, if appropriate, in the Proxy Statement and Proxy relating to that meeting.

    In addition, pursuant to the Company's Bylaws, in order for any stockholder to propose any business (including nominations for Director) at an annual meeting, such stockholder is required to provide the Company with advance written notice at least sixty (60) days prior to such meeting (no later than June 12, 1998 with respect to the Annual Meeting to be held August 11, 1998). The notice must contain certain information regarding such stockholder (and any nominee for Director), any arrangements between the stockholder and the nominee, and any other information regarding such nominee or each matter of business proposed by the stockholder that would be required to be disclosed in a proxy statement filed with the SEC for solicitations of proxies to approve such proposed business.

    Any such proposals or notices should be directed to the attention of the Secretary, N.E.T., 800 Saginaw Drive, Redwood City, California 94063.

                                          By order of the Board of Directors,

                                          /s/ Craig M. Gentner

                                          CRAIG M. GENTNER
                                          Secretary

June 23, 1997

PROXY                 NETWORK EQUIPMENT TECHNOLOGIES, INC.                 PROXY
                   800 Saginaw Drive, Redwood City, CA 94063

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                      NETWORK EQUIPMENT TECHNOLOGIES, INC.

The undersigned revokes all previous proxies, acknowledges receipt of the Notice of Annual Meeting of Stockholders and the Proxy Statement and appoints Joseph J. Francesconi and Craig M. Gentner and each of them, the Proxy of the undersigned, with full power of substitution, to vote all shares of Common Stock of Network Equipment Technologies, Inc. (the "Company") held of record by the undersigned on June 13, 1997, either on his or her own behalf or on behalf of any entity or entities, at the Annual Meeting of Stockholders of the Company to be held August 12, 1997, and at any adjournment or postponement thereof, with the same force and effect as the undersigned might or could do if personally present. The shares represented by this Proxy shall be voted in the manner set forth below.

1. To elect Joseph J. Francesconi and Walter J. Gill as Class I Directors to serve for the term specified in the accompanying Proxy Statement and until their successors are elected and qualified.

                                             FOR            WITHHELD

  Joseph J. Francesconi                   ---------        ----------
  Walter J. Gill                          ---------        ----------

2. To approve amendments to the Company's 1993 Stock Option Plan (the "Option Plan") to increase the number of shares available for issuance thereunder by 2,000,000 and to reflect changes to the stockholder approval requirements of Securities and Exchange Commission Rule 16b-3.

         FOR               AGAINST                ABSTAIN
    ----              ----                    ----
3. To ratify the appointment of Deloitte & Touche LLP to serve as the Company's independent accountants for the fiscal year ending March 31, 1998.

         FOR               AGAINST                ABSTAIN
    ----              ----                    ----
4. To transact such other business as may properly come before the meeting or any adjournment thereof.

                     (PLEASE DATE AND SIGN ON REVERSE SIDE)

This Proxy, when properly executed, will be voted in the manner directed herein. THIS PROXY WILL BE VOTED FOR THE PROPOSALS IF NO SPECIFICATION IS MADE.

Please sign exactly as your name(s) is (are) shown on the share certificate to which the Proxy applies. When shares are held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee or guardian, please give full title, as such. If a corporation, please sign in full corporate name by the President or other authorized officer. If a partnership, please sign in the partnership name by an authorized person.

                                   Dated:                       , 1997
                                         ----------------------
--------------------------              PLEASE MARK, SIGN, DATE AND
Signature                               RETURN THE PROXY CARD PROMPTLY
                                        USING THE ENCLOSED ENVELOPE

--------------------------
Signature if held jointly